Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

PAVmed Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	(2)(3)		(2)(3)			S-3	333-261814	January 7, 2022	-
Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	415(a)(6)	(2)(3)		(2)(3)			S-3	333-261814	January 7, 2022	-
Carry Forward Securities	Other	Warrants	415(a)(6)	(2)(3)		(2)(3)			S-3	333-261814	January 7, 2022	-
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(2)(3)		(2)(3)			S-3	333-261814	January 7, 2022	-
Carry Forward Securities	Other	Units	415(a)(6)	(2)(3)		(2)(3)			S-3	333-261814	January 7, 2022	-
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(2)(3)		$125,000,000			S-3	333-261814	January 7, 2022	$11,587.50
	Total Offering Amounts					$125,000,000		$125,000,000
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$-

(1)	This registration statement covers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to any of the securities registered hereunder, such indeterminate principal amount of debt securities and such indeterminate number of units comprised of any of the securities registered hereunder, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of or pursuant to anti-dilution rights under the securities registered hereunder, as have an aggregate initial offering price not to exceed $125,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registrant statement include $125,000,000 of unsold securities previously registered on the registrant’s registration statement on Form S-3 (File No. 333-261814) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2021, and declared effective by the SEC on January 7, 2022 (the “Unsold Securities”). The registrant previously paid a fee of $25,492.50 in connection with the filing of the Prior Registration Statement, of which $11,587.50 relates to $125,000,000 of the Unsold Securities. The previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. In accordance with Rule 415(a)(5) and Rule 415(a)(6), the registrant may continue to offer and sell the securities covered by the Prior Registration Statement during the grace period afforded by Rule 415(a)(5). To the extent that, after the filing date hereof and prior to effectiveness of this Registration Statement, the registrant sells any Unsold Securities under the Prior Registration Statement pursuant to Rule 415(a)(6), the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of securities to be registered on this Registration Statement, if any. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)	The registrant has determined to include in this Registration Statement $125,000,000 of the Unsold Securities under the Prior Registration Statement, but which remain unsold as of the date hereof. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee relating to such Unsold Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to such Unsold Securities registered pursuant to this Registration Statement. Accordingly, because the entire amount of securities registered on this Registration Statement constitutes Unsold Securities, the “Amount of Registration Fee” for the offering is $0.